Exhibit 11
                                MOBILE MINI, INC.

                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                                                          Year Ended December 31,

                                                                      1997          1996          1995
                                                                  -----------   -----------   -----------
BASIC:
Common shares outstanding, beginning of year                        6,739,324     4,835,000     4,835,000
Effect of weighting shares:
   Weighted common shares issued in 1997                               12,823          --            --
   Effect of conversion of Series A Convertible Preferred Stock          --       1,902,592          --
                                                                  -----------   -----------   -----------

Weighted average number of common shares outstanding                6,752,147     6,737,592     4,835,000
                                                                  ===========   ===========   ===========

Net income (loss) available for common stock                      $ 2,200,396   $    70,222   $  (473,205)
                                                                  ===========   ===========   ===========

Earnings (loss) per share                                         $      0.33   $      0.01   $     (0.10)
                                                                  ===========   ===========   ===========

DILUTED:
Common shares outstanding, beginning of year                        6,739,324     4,835,000     4,835,000
Effect of weighting shares:
   Weighted common shares issued in 1997                               12,823          --            --
   Employee stock options                                              48,156         6,637          --
   Effect of conversion of Series A Convertible Preferred Stock          --       1,902,592          --
                                                                  -----------   -----------   -----------

Weighted average number of common and common
   equivalent shares outstanding                                    6,800,303     6,744,229     4,835,000
                                                                  ===========   ===========   ===========

Net income (loss) available for common stock (Note 1)             $ 2,200,396   $    70,222   $  (473,205)
                                                                  ===========   ===========   ===========

Earnings (loss) per share                                         $      0.32   $      0.01   $     (0.10)
                                                                  ===========   ===========   ===========

Note 1 - 1996 Earnings per share calculated after effect of extraordinary item